Exhibit 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-KSB filed by Botetourt Bankshares Corporation (the “small business issuer”) for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

Date: March 25, 2005

/s/ H. Watts Steger, III
H. Watts Steger, III
Chief Executive Officer and Chief Financial Officer